SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                 -------------------

                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT of 1934


           Date of Report (Date of earliest event reported)  April 16, 1998
                                                             --------------


                              MDU RESOURCES GROUP, INC.
          ----------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


                     Delaware              1-3480             41-0423660
          -----------------------------------------------------------------
          (State of Incorporation)      (Commission         (IRS Employer
                                         File Number)   Identification No.)


                                  Schuchart Building
                                918 East Divide Avenue
                                    P.O. Box 5650
                          Bismarck, North Dakota 58506-5650

                       (Address of principal executive offices)

       Registrant's telephone number, including area code  (701) 222-7900
                                                           --------------

            (Former name or former address, if changed since last report.)

          ITEM 5.   OTHER EVENTS.
                    ------------

                    The following press release was issued by MDU
          Resources Group, Inc. on April 16, 1998:


          FIRST QUARTER EARNINGS INCREASE 22 PERCENT AT MDU RESOURCES
          -----------------------------------------------------------


               BISMARCK, ND - Martin A. White, President and CEO, MDU

          Resources Group, Inc. (NYSE:MDU) announced financial results for the three months ended March 31, 1998, showing consolidated earnings of $17.6 million, or 58 cents per common share, diluted,

          compared to $14.4 million, or 50 cents per common share, diluted,

          for the same period last year.  Higher earnings from the company's natural gas transmission unit, electric operations and

          construction materials and mining unit more than offset earnings declines at the other business units, producing a 22 percent improvement in consolidated earnings over the first quarter last year.

               The earnings increase at the natural gas transmission unit was due to gains on sales of natural gas, higher volumes and margins on natural gas transportation services, and the reversal

          of reserves for certain contingencies.   Also contributing to the

          earnings improvement was an increase from the company's construction materials and mining unit and earnings from the electric utility services operation.  Partially offsetting these gains were decreased returns from the oil and natural gas production operations, primarily related to lower oil and natural gas prices, combined with reduced earnings from utility operations due to weather that was 7 percent warmer than a year ago.

               So far this year the company has added operations in

          northern California, Alaska and Oregon to its construction materials and mining unit.  The most significant acquisition within this group involved Morse Bros., Inc., the largest construction materials supplier in Oregon.  In total, these acquisitions more than tripled the company's aggregate reserves.

               MDU Resources Group, Inc. is a multidimensional natural

          resource company comprised of construction materials and mining operations, oil and natural gas acquisition, exploration and production activities, an electric and natural gas utility, a natural gas transmission company, and utility services companies.

                             MDU RESOURCES GROUP, INC.
                              COMPARATIVE HIGHLIGHTS
                     (In millions, except per share amounts)


                                                      THREE MONTHS ENDED
                                                           MARCH 31,


                                                        1998       1997
                                                      --------   --------

       Revenues:
           Electric                                  $   44.7   $   37.3
           Natural Gas                                   73.5       60.0
           Construction Materials and Mining             39.0       23.0
           Oil and Natural Gas Production                12.9       19.5
                                                      --------   --------
                Total                                $  170.1   $  139.8
                                                      ========   ========

       Net Income                                    $   17.8   $   14.6
                                                      ========   ========

       Earnings Contribution on Common Stock:
           Electric                                  $    3.6   $    3.4
           Natural Gas Distribution                       3.6        3.8
           Natural Gas Transmission                       8.1        2.5
           Construction Materials and Mining              0.3       (0.2)
           Oil and Natural Gas Production                 2.0        4.9
                                                      --------   --------
                Earnings on Common Stock             $   17.6   $   14.4
                                                      ========   ========

       Average Common Shares Outstanding -- Basic        30.2       28.6
                                                      ========   ========

       Average Common Shares Outstanding -- Diluted      30.4       28.7
                                                      ========   ========

       Earnings Per Common Share -- Basic            $   0.58   $   0.50
                                                      ========   ========

       Earnings Per Common Share -- Diluted          $   0.58   $   0.50
                                                      ========   ========

                                      SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          Dated: April 16, 1998              MDU RESOURCES GROUP, INC.


                                             By: /s/ Vernon A. Raile
                                                -------------------------
                                                Vernon A. Raile
                                                Vice President,
                                                  Controller and Chief
                                                   Accounting Officer





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